UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2016

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On May 2, 2016, Main Street Capital Corporation (“Main Street”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) at The Westin Austin Downtown, 310 East 5th Street Austin, Texas  78701 — Paramount I & II Conference Rooms.  The issued and outstanding shares of stock of Main Street entitled to vote at the Annual Meeting consisted of the 50,496,252 shares of common stock outstanding on the record date, March 4, 2016.  The common stockholders of Main Street voted on two matters at the Annual Meeting, both of which were approved.  The final voting results from the Annual Meeting are as follows:

(1)         A proposal to elect each of the eight members of Main Street’s Board of Directors for a term of one year:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Michael Appling, Jr.	17,362,685	391,532	173,564	26,649,397

Joseph E. Canon	17,299,634	456,114	172,031	26,649,399

Arthur L. French	17,400,248	353,086	174,445	26,649,399

J. Kevin Griffin	17,484,764	269,300	173,717	26,649,397

John E. Jackson	17,431,411	320,212	176,157	26,649,398

Brian E. Lane	17,584,032	170,192	173,557	26,649,397

Stephen B. Solcher	17,439,220	315,457	173,101	26,649,400

Vincent D. Foster	17,572,804	174,035	180,938	26,649,401

(2)         A proposal to ratify the appointment of Grant Thornton LLP as Main Street’s independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Abstentions
43,967,235	314,131	295,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: May 4, 2016	By:	/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel